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                           WEIL, GOTSHAL & MANGES LLP
                         A Limited Liability Partnership
                       Including Professional Corporations
                    767 Fifth Avenue, New York NY 10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                                August 6, 1996

Imo Industries Inc.
1009 Lenox Drive, Building Four West
Lawrenceville, NJ 08468

Ladies and Gentlemen:

            You have requested our opinion regarding certain federal income tax consequences of (i) the exchange pursuant to the offer (the "Exchange Offer") by Imo Industries Inc. (the "Company") of its 11-3/4% Senior Subordinated Notes due 2006 (the "New Notes") for its 11-3/4% Senior Subordinated Notes due 2006 (the "Old Notes") and (ii) the ownership, sale and redemption of the New Notes.

            In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form S-4 (Registration No. 333-3477) dated May 10, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended to the date hereof (such Registration Statement as amended being referred to hereinafter as the "Registration Statement"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

            The terms of the Exchange Offer, of the Old Notes and of the New Notes, in each case as set forth in the Registration Statement, are incorporated herein by reference.

            Subject to the foregoing, and based upon the terms of the Exchange Offer and the terms of the Old Notes and of the New Notes, as set forth in the Registration Statement, the legal conclusions set forth under the heading "Certain U.S. Federal Income Tax Consequences" in the Registration Statement represent our opinion as to the material U.S.



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federal income tax consequences of the consummation of the Exchange Offer and of the holding of the New Notes.

            The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated and proposed thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

            We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges LLP










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